Exhibit 10(ii)

                       AGREEMENT FOR THE PURCHASE AND SALE

                                       OF

                       THIRTY-THREE AND ONE-THIRD PERCENT

                                       OF

                            TRYCO INTERNATIONAL, INC.

In consideration of the warranties, covenants and representations exchanged by and between the parties hereto, the receipt and sufficiency of which is hereby acknowledged by each, the parties do agree, as evidenced by their signatures affixed hereto, to the following terms and conditions:

WHEREAS,   Black  Giant  Oil  Company  with  BroadCom  Wireless   Communications
Corporation, whose address is 4151 Northwest 23rd Street, Oklahoma City, Oklahoma 73107 is ready, willing and able to enter into this agreement in order to effectuate the purchase, by Black Giant Oil Company (publicly traded on Nasdaq BB:symbol BGOC), of the shares, interest and equity of Tryco Inc. currently held by Global Access New Millennium, Inc. as further set forth below on the terms and conditions delineated hereinafter, and;

                    WHEREAS, Global Access New Millennium, Inc., a Wyoming Corporation with regional offices at address is 2026 Lakewinds Drive, Reston, Virginia 20191, by and through the authorization and signature of its Managing Director, Tommy
                    K. Hill, contracted to purchase one hundred percent of Tryco Inc., is ready, willing and able to sell the subject thirty-three and one-third percent (33 1/3%) interest in Tryco Inc. as set forth below;

NOW THEREFORE, the parties agree as follows:

I. THE PARTIES :

              The parties hereto are Black Giant Oil Company, a Nevada Corporation, whose address is 1301 Avenue M, Cisco, Texas 76437, Global Access New Millenium, Inc., 2026 Lakewinds Drive, Reston, Virginia 20191 and Tryco Inc.

II. CONTRIBUTIONS AND RESPONSIBILITIES OF THE

PARTIES: A. Global Access New Millennium, Inc. agrees to deliver the subject equity/interest being purchased hereunder, comprised of thirty-three and one-third percent of the shares of Tryco Inc.(of the one hundred percent of Tryco Inc.) to purchaser Black Giant Oil Company, and;



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PAGE TWO

AGREEMENT TO PURCHASE/TRYCO INC.

JANUARY 14, 2000

III. TERMS AND CONDITIONS OF THE PURCHASE:

A. BroadCom Wireless Communication

                   Corporation, on behalf of Black Giant Oil

                   Company agrees to remit the following consideration for the purchase:

     1. Fifty Thousand Dollars ( $ 50,000.00 U.S.D.) to be paid to Global Access (remitted as incrementally available) within Thirty (30) calendar days from the execution hereof with the Proceeds therefrom to be utilized toward expenses of the Twenty-Five Million Dollars ( $ 25,000,000.00) Private Placement being underwritten on behalf of Global Access

     2. BroadCom shall immediately remit by wire transfer the amount of Ten Thousand Dollars ($10,000) to FDFS to serve as the deposit activating the Engagement Agreement between FDFS and Global Access for the Private Placement of up to $25,000,000. This Ten thousand dollars is to be wired / received no later than 21 January 2000.

     3. BroadCom shall remit by wire the balance of the $100,000 commitment fully activating the Engagement Agreement between FDFS and Global Access for the Private Placement. This $90,000 shall be wired to FDFS no later than 28 January 2000.

     4. Global Access, from the proceeds of its Private Placement, will contribute to BGOC an amount equal to Two Million Five Hundred Thousand U.S. Dollars ( $ 2.5 Million USD), in exchange for Two Million Five Hundred Thousand Shares (2,500,000) of BGOC common stock subject to the industry-standard SEC Rule 144 Restriction (one calendar year from the date of issuance of the stock.

     5. Seller (Global Access) shall provide to Purchaser (BroadBand), copies of relevant and the most recently available Financial Statements representing the profit and loss, operating statements, Balance Sheets of Tryco Inc., and copies of any and all other such relevant documents to substantiate current parameters of Operations Tryco Inc. as of the date of this agreement.

     6. Global Access, in conjunction with the shares of common stock, will receive full rights, title, and interest to Fifty Percent (50%) of the Net Income from Three of the now target Thirty cities being deployed by BGOC in reference to wireless internet.


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EXECUTED AND AGREED on this, the 14th day of January, 2000 by:

BLACK GIANT OIL COMPANY                     GLOBAL ACCESS NEW MILLENNIUM, INC.

         /s/ Ivan Webb                                  /s/ Tommy Hill
By:_____________________________                   By:_________________________